Exhibit 10.29

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

KEMPHARM, INC.

WARRANT TO PURCHASE COMMON STOCK

No. CS-1	October 25, 2018

Void After October 24, 2023

This Certifies That, for value received, KVK Tech, Inc. (or its permitted assigns, the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (as defined below) from KemPharm, Inc., a Delaware corporation, a Delaware corporation (the “Company”), up to the Exercise Number (as defined below) of shares of Common Stock of the Company (the “Common Stock”) on the terms and subject to the conditions set forth below.

This warrant (this “Warrant”) is being issued pursuant in connection with the License Agreement (as defined below).

The number of shares of Common Stock that the Holder may purchase by exercising this Warrant is the Exercise Number, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

1.     Definitions. As used herein, the following terms shall have the following respective meanings:

(a)     “Exercise Number” shall initially mean zero shares of Common Stock. The Exercise Number shall (i) increase by 125,000 shares of Common Stock on the first date when Net Sales (as defined in the License Agreement) under the License Agreement is equal to or greater than [*] in a Rolling Year (as defined in the License Agreement); (ii) increase by 125,000 shares of Common Stock on the first date when Net Sales (as defined in the License Agreement) under the License Agreement is equal to or greater than [*] in a Rolling Year (as defined in the License Agreement); (iii) increase by 125,000 shares of Common Stock on the first date when Net Sales (as defined in the License Agreement) under the License Agreement is equal to or greater than [*] in a Rolling Year (as defined in the License Agreement); and (iv) increase by 125,000 shares of Common Stock on the first date when Net Sales (as defined in the License Agreement) under the License Agreement is equal to or greater than [*] in a Rolling Year (as defined in the License Agreement). The achievement of any milestone under the terms of this Warrant shall be determined in accordance with the terms of the License Agreement in the sole discretion of the Company’s board of directors. Notwithstanding anything herein to the contrary, the Exercise Number shall increase only once for each milestone described in clauses (i) through (iv) of this definition and the aggregate number of shares of Common Stock issuable under this Warrant shall not be greater than 500,000 shares, subject to adjustment described herein.

(b)     “Exercise Period” shall mean the period commencing with October 25, 2018 and ending upon the earlier to occur of (i) five (5) years from the date hereof; or (ii) the date that is 60 days following the termination of the License Agreement, unless sooner terminated as provided below.

(c)     “Exercise Price” shall mean $2.30 per share, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

(d)     “Exercise Shares” shall mean the shares of the Common Stock issuable upon exercise of the Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

(e)     “License Agreement” shall mean that certain collaboration and license agreement, dated as of October 25, 2018, by and between the Company and the Holder, as the same may be amended and restated from time to time.

2.     Exercise of Warrant. The rights represented by the Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)     An executed Notice of Exercise in the form attached hereto;

(b)     Payment of the Exercise Price in cash or by check; and

(c)     The Warrant.

Upon the exercise of the rights represented by the Warrant, a certificate or certificates for or evidence of book entry of the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by the Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of the Warrant shall be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1     Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of the Warrant (or the portion thereof being canceled) by surrender of the Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where     X =     the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall equal the closing sale price of the Common Stock on the Nasdaq Stock Market, or such exchange upon which the Company’s Common Stock is sold, on (i), if the date of exercise of the Warrant is a trading day on such market, the date of exercise; or (ii) if the date of exercise of the Warrant is not a trading day on such market, the last trading day prior to such exercise. If the Company’s Common Stock is not sold on any such exchange, then the fair market value shall be determined by the Company’s Board of Directors in good faith.

3.     Covenants of the Company.

3.1     Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by the Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by the Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of the Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2     Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.     Representations of Holder.

4.1     Satisfaction of Obligations. The Holder represents and warrants that the Company’s issuance of the Warrant to the Holder satisfies in full any and all obligations of the Company to issue to the Holder any equity securities prior to and as of the date hereof, whether in connection with the0 License Agreement or otherwise, and that this Warrant represents in full any and all equity securities of the Company to which the Holder is, or may be, entitled to receive pursuant to or in connection with the License Agreement or any other arrangement with the Company as of the date hereof.

4.2     Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.3     Securities Are Not Registered.

(a)     The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)     The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c)     The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

(d)     The Holder hereby represents and warrants that it constitutes an accredited investor, as such term is defined under Regulation D promulgated under the Act.

4.4     Disposition of Warrant and Exercise Shares.

(a)     The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)     [Intentionally omitted.]

(ii)     There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)     The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b)     The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

5.     Adjustment of Exercise Price. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and the Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of the Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to the Warrant.

6.     Fractional Shares. No fractional shares shall be issued upon the exercise of the Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of the Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.     Early Termination. In the event of, at any time during the Exercise Period the Company effects any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), the sale (whether by tender offer or otherwise) of a majority of the then outstanding shares of capital stock of the Company by its stockholders to a single entity, or group of affiliated entities, or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (any such transaction, a “Corporate Transaction”), the Company shall provide to the Holder written notice of such Corporate Transaction at the same time that the Company’s provides notice of such Corporate Transaction to the holders of its Common Stock, and the Warrant shall terminate unless exercised prior to the occurrence of such Corporate Transaction.

8.     Reserved.

9.     No Stockholder Rights. The Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.     Transfer of Warrant. Subject to applicable laws and the restriction on transfer set forth on the first page of the Warrant, the Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of the Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

11.     Lost, Stolen, Mutilated or Destroyed Warrant. If the Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.     Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications in connection with this Warrant and each other warrant previously issued by the Company to the Holder shall be sent to the Company at its Corporate headquarters and to Holder at the address set forth on the signature page hereto or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other.

13.     Governing Law. The Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

[signature page follows]

In Witness Whereof, the Company and the Holder have caused the Warrant to be executed as of October 25, 2018.

KemPharm, Inc.

By: /s/ R. LaDuane Clifton

Name: R. LaDuane Clifton

Title: Chief Financial Officer, Secretary and Treasurer

Holder:

KVK Tech, Inc.

Signature: /s/ Anthony P. Tabasso

Printed name: Anthony P. Tabasso

Title: Chief Executive Officer and General Counsel

Address:    KVK Tech, Inc.

110 Terry Drive

Newtown, PA 18940

Attn: Anthony P. Tabasso, CEO

NOTICE OF EXERCISE

TO: KemPharm, Inc.

(1)      ☐     The undersigned hereby elects to purchase __________ shares of the Common Stock of KemPharm, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐     The undersigned hereby elects to purchase __________ shares of the Common Stock of KemPharm, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)     Please register said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

________________________

________________________

(Address)

(3)     By executing below, the undersigned hereby represents, warrants and covenants, as provided in Section 4 of the Warrant, effective as of the date hereof, which Section 4 is incorporated herein by reference.

______________________________________________ (Date)	___________________________________________________________ (Signature) ___________________________________________________________ (Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: ____________________________________________________________________________________

(Please Print)

Address: ___________________________________________________________________________________

(Please Print)

Dated: __________, 20__

Holder’s

Signature: ____________________________________________________________

Holder’s

Address: ______________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.